Exhibit 99.1

       SFSB, INC. RESTATES ITS EARNINGS FOR THE 4TH QUARTER OF FISCAL 2005

    BEL AIR, Md., March 30 /PRNewswire-FirstCall/ -- SFSB, INC.
(OTC Bulletin Board: SFBI) On February 2, 2006, we reported a relatively unchanged net income for the year ended December 31, 2005 of $269,000 or $.09 diluted earnings per basic share as compared to net income of $270,000 for the year ended December 31, 2004. As a result of our external audit, net income is restated to $239,000 or $.08 diluted earnings per share for the year ended December 31, 2005.

    The decline in net income results from the acceleration of the expenses related to the depreciation on the leasehold improvements of the Edgewood branch due to its closing on February 24, 2006.

    The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates and changes in economic, competitive, governmental, regulatory, technological and other factors that may affect SFSB, Inc. specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. SFSB, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to SFSB, Inc.'s filings with the U.S. Securities and Exchange Commission and available at their web site http://www.sec.gov.

                                  SFSB, INC.
                    AUDITED CONDENSED STATEMENTS OF INCOME
                    (In thousands, except per share data)

                                      THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                          DECEMBER 31           DECEMBER 31
                                      -------------------   -------------------
                                        2005       2004       2005       2004
                                      --------   --------   --------   --------
Interest income                          2,113      1,764      7,720      6,517
Interest expense                         1,126        846      3,795      3,075
Net interest income                        987        918      3,925      3,442
Provision for loan losses                   13         14         58         50
Net interest income after
 provision for loan losses                 974        904      3,867      3,392
Non-interest income                         62         49        234         78
Non-interest expenses                      979        825      3,700      3,008
Income before income tax provision          57        128        401        462
Income tax provision                        29         61        162        192
Net income                                  28         67        239        270
Basic earnings per share                   .01          -        .08          -
Diluted earnings per share                 .01          -        .08          -

                                  SFSB, INC.
                       AUDITED SELECTED FINANCIAL DATA
                                (In thousands)

                                            DECEMBER 31   DECEMBER 31
                                                2005          2004
                                            -----------   -----------
      Total assets                              171,067       160,433
      Cash and cash equivalents                   1,342        15,597
      Investment securities                      16,676        18,958
      Loans receivable-net                      144,609       117,900
      Deposits                                  109,623       109,711
      Total borrowings                           36,000        26,500
      Total stockholders' equity                 22,805        22,620

SOURCE  SFSB, Inc.
    -0-                             03/30/2006
    /CONTACT: Charles E. Wagner, Jr., Executive Vice President and Corporate Secretary, SFSB, +1-443-265-5570 or c.wagner@slavie.com/
    /Web site:  http://www.slavie.com/
    (SFBI)